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EXHIBIT 16: LETTER FROM ANGELL & DEERING TO SEC REGARDING ITS CONCURRENCE OR
            DISAGREEMENT WITH THE STATEMENTS MADE IN ITEM 4 TO THIS REPORT.




                                ANGELL & DEERING
                          CERTIFIED PUBLIC ACCOUNTANTS




February 7, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Dear Gentlemen:

We have read item 4 of Form 8-K dated February 7, 2000 of GreyStone Digital Technology, Inc. and are in agreement with the statements contained therein.


                                                   Sincerely,

                                                   /s/ ANGELL & DEERING



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